SHENANDOAH TELECOMMUNICATIONS COMPANY
                             124 South Main Street
                              Edinburg, Virginia

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 21, 1998

                                                      March 27, 1998


TO THE STOCKHOLDERS OF SHENANDOAH TELECOMMUNICATIONS COMPANY:

      The annual meeting of stockholders of Shenandoah
Telecommunications Company will be held in the Social Hall of the Edinburg Fire Department, Stoney Creek Boulevard, Edinburg,
Virginia, on Tuesday, April 21, 1998, at 11:00 a.m. for the following purposes:

1. To vote upon a proposed amendment to the Company's Articles of Incorporation to classify the Board of Directors into three classes;

2. If the amendment is approved, to elect three directors to serve until the 1999 Annual Stockholders' Meeting, three directors to serve until the 2000 Annual Stockholders' Meeting, and three directors to serve until the 2001 Annual Stockholders' Meeting;

3. If the amendment is not approved, to elect nine directors to serve for the ensuing year; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business March 24, 1998, will be entitled to vote at the meeting. Approval of the Amendment to the Articles of Incorporation requires the affirmative vote of the holders of more than two-thirds (2/3) of the Company's outstanding shares of common stock.

      Lunch will be provided.


                                    By Order of the Board of Directors

                                    Harold Morrison, Jr.
                                    Secretary

                                   IMPORTANT

YOU ARE URGED TO COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED STAMPED (FOR U. S. MAILING) ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES. SEE PROXY STATEMENT ON THE FOLLOWING PAGES.

                               PROXY STATEMENT

                                                      P. O. Box 459
                                                      Edinburg, VA 22824

                                                      March 27, 1998


TO THE STOCKHOLDERS OF SHENANDOAH TELECOMMUNICATIONS COMPANY:

      Your proxy in the enclosed form is solicited by the management of the Company for use at the Annual Meeting of Stockholders to be held in the Social Hall of the Edinburg Fire Department, Stoney Creek Boulevard, Edinburg, Virginia, on Tuesday, April 21, 1998, at 11:00 a.m., and any adjournment thereof.

      The mailing address of the Company's executive offices is
P. O. Box 459,  Edinburg, Virginia 22824.

      The Company has 8,000,000 authorized shares of common stock, of which 3,755,760 shares were outstanding on March 24, 1998.
This proxy statement and the Company's annual report, including financial statements for 1997, are being mailed on or about March 27, 1998, to approximately 3,575 stockholders of record on March 24, 1998. Only stockholders of record on that date are entitled to vote. Each outstanding share will entitle the holder to one vote at the Annual Meeting. No director, officer, or other party beneficially owns as much as five percent of the outstanding shares of the common stock of the Company. The Company intends to solicit proxies by the use of the mail, in person, and by telephone. The cost of soliciting proxies will be paid by the Company.

      Executed proxies may be revoked at any time prior to exercise. Proxies will be voted as indicated by the stockholders. Executed but unmarked proxies will be voted "FOR" Proposals 1 and
2. Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the Annual Meeting.

PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO
PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS

      Directors of the Company presently are elected annually by the stockholders to serve until the next annual meeting and until their successors are elected and qualified. Rather than elect the entire Board on an annual basis, a significant number of public companies have classified their Boards to stagger the terms of their directors. In this regard, the Board of Directors has unanimously approved and recommends that the stockholders adopt an amendment (the "Classified Board Amendment") to the Company's Articles of Incorporation to add a new paragraph which would classify the Board of Directors into three classes of directors.

      The Board of Directors is recommending the adoption of the Classified Board Amendment in order to further continuity and stability in the leadership and policies of the Company and to discourage certain types of tactics which could involve changes of control that are not in the best interests of the stockholders. The Classified Board Amendment is permitted under the Virginia Stock Corporation Act. The Classified Board Amendment is not in response to any specific efforts of which the Company is aware to accumulate shares of Common Stock or to obtain control of the Company.

      The Classified Board Amendment provides for a board of directors of the Company divided into three classes of directors serving staggered three-year terms. If adopted, the Classified Board Amendment would divide the Board into three equal classes, designated Class I, Class II, and Class III. At the Annual Meeting, at which nine directors are to be elected, the first class, consisting of three directors, would be elected for a term expiring at the 1999 Annual Meeting; the second class, consisting of three directors, would be elected for a term expiring at the 2000 Annual Meeting; and the third class, consisting of the remaining three directors, would be elected for a term expiring at the 2001 Annual Meeting (and in each case until their respective successors are duly elected and qualified). Commencing with the reelection of directors to Class I in 1999, each class of directors elected at an annual stockholders' meeting would be elected to three-year terms. If the number of directors constituting the Board is increased or decreased, the resulting number would be apportioned by the Board of Directors among the three classes so as to make all classes as nearly equal in number as possible. The Company presently has no agreement or plans to increase or decrease the size of the Board.

      The Classified Board Amendment also provides that a director may be removed from office at a meeting called expressly for that purpose by the vote of stockholders holding not less than 75% of the shares entitled to vote at the election of directors. The Company's Bylaws provide that special meetings of stockholders may only be called by the President of the Company or a majority of the Board of Directors.

      Information concerning the current nominees for election as directors at the Annual Meeting and the terms for which they will serve if the Classified Board Amendment is adopted is contained under the caption "The Election of Directors" below. If the Classified Board Amendment is not adopted, all directors will be elected to serve until the 1999 Annual Meeting and until their successors are elected and qualified.

      The Classified Board Amendment would facilitate director continuity and experience, since a majority of the Company's directors at any given time will have prior experience as Company directors. While the Company has not experienced any problems with such continuity in the past, it wishes to ensure that this experience will continue. If adopted, the provisions of the amendment would be applicable to every election of directors.

      The Board of Directors believes that the Classified Board Amendment will encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors. The Board believes that it will therefore be in a better position to protect the interests of all the stockholders. In addition, the stockholders of the Company will have a more meaningful opportunity to evaluate any such action.

      The Classified Board Amendment would significantly extend the time required to make any change in composition of a majority of the Board and may discourage certain unsolicited takeover bids for the Company which the Board may deem to be unfair or coercive. Presently, a change in control of the Board can be made by a majority of the Company's stockholders at a single annual meeting. Under the proposed amendment, it will take at least two annual meetings to effect a change in the majority control of the Board of Directors, except in the event of vacancies resulting from removal. Because of the additional time required to change control of the Board, the Classified Board Amendment will tend to perpetuate present management and will tend to discourage certain tender offers. The Classified Board Amendment will also make it more difficult for the stockholders to change the composition of the Board even if the stockholders believe such a change would be desirable.

      Upon adoption of the Classified Board Amendment by the stockholders, the Board of Directors will amend the Bylaws of the Company to conform to the Articles of Incorporation as amended by the Classified Board Amendment. The Board of Directors does not currently contemplate recommending the adoption of any further amendments to the Articles of Incorporation or Bylaws or any other action designed to affect the ability of third parties to take over or change control of the Company.

Recommendation
      The Board of Directors recommends that you vote FOR approval of the amendment to the Company's Articles of Incorporation providing for a classified Board of Directors. Approval of the amendment requires the affirmative vote of the holders of more than two-thirds of the Company's outstanding shares of Common Stock. Abstentions and broker non-votes are treated as votes against the proposal.
Text of the Amendment
      A new Article VI of the Company's Articles of Incorporation is proposed to be adopted to replace the existing Article VI of the Company's Articles of Incorporation. The new Article VI would read in its entirety as follows:
                                  "ARTICLE VI
      The authorized number of directors of this Corporation shall be not less than seven (7) and not more than nine (9). The number of directors within this range shall be stated in the Corporation's Bylaws, as may be amended from time to time. When the number of directors is changed the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned, provided that the directors in each class shall be as nearly equal in number as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

      Effective as of the annual meeting of stockholders in 1998, the Board of Directors shall be divided into three classes, designated as Class I, Class II, and Class III, as nearly equal in number as possible; and the term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases until their successors shall be elected and shall qualify, or until their earlier resignation, removal from office, death or incapacity. The initial term of office of Class I shall expire at the annual meeting of stockholders in 1999; that of Class II shall expire at the annual meeting in 2000; and that of Class III shall expire at the annual meeting in 2001, and in all cases as to each director until his successor shall be elected and shall qualify, or until his earlier resignation, removal from office, death or incapacity.

      Subject to the foregoing, at each meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified.

      The directors remaining in office acting by a majority vote, or a sole remaining director, although less than a quorum, are hereby expressly delegated the power to fill any vacancies in the Board of Directors, however occurring, whether by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise; and any director so chosen shall hold office until the next shareholders meeting at which directors are elected and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, death, or incapacity.

      Any director may be removed from office at a meeting called expressly for that purpose by the vote of stockholders holding not less than 75% of the shares entitled to vote at the election of directors."

Existing Defensive Provisions

      Certain other provisions also exist under the Company's
Bylaws and Rights Plan (as defined below) and the Virginia Stock
Corporation Act which could be characterized as having an anti-takeover effect, including the following:

      Stockholders' Rights Plan. On February 9, 1998, the Board of Directors adopted a Stockholders' Rights Plan for the Company
(the "Rights Plan"). Pursuant to the Rights Plan, the Board declared a dividend of Rights to each of the corporation's existing stockholders. Under certain circumstances, if a person acquires 15% or more of the Company's common stock or causes the Company to merge into or with another company, these Rights can be exercised to purchase the common stock of the Company or the acquirer at a price that represents a substantial discount to market value. Because Rights held by the acquirer would become void under the Rights Plan, the exercise of Rights by the Company's other stockholders would have the effect of diluting the economic and voting power of the acquirer and dramatically increasing the cost of acquiring the Company. The threat that the Rights will become exercisable, coupled with the ability of the Board of Directors to eliminate the Rights by redemption, increases the leverage of the Company's Board of Directors and enhances its ability to negotiate with the acquirer on behalf of the Company and its shareholders.

      The Company's Bylaws. The Company's existing Bylaws also include certain provisions which could be characterized as having an anti-takeover effect, including (i) a requirement that notice of stockholder nominations for election of directors at an annual meeting must be given to the Company at least 120 days prior to the meeting and that certain information specified in the Bylaws must be included with such notice; and (ii) providing that a special meeting of stockholders may only be called by the President or a majority of the Board of Directors.

      Virginia's Affiliated Transactions Statute. Virginia's Affiliated Transactions Statute provides that if a person acquires 10% or more of the stock of a Virginia corporation without the approval of its board of directors, such person may not engage in certain transactions with the corporation (including a merger and purchase or sale of greater than 5% of the corporation's assets or voting stock) for a period of three years, and then only with the specified super-majority shareholder vote, disinterested director approval, or fair price and procedural protections. Virginia's statute includes certain exceptions to this prohibition. For example, if a majority of disinterested directors approves the acquisition of stock or the transaction prior to the time that the person became an interested shareholder, or if the transaction is approved by a majority of the disinterested directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested shareholder, the prohibition does not apply.

THE ELECTION OF DIRECTORS

      Subject to the Amendment of the Company's Articles of Incorporation as described above, at the meeting, nine directors (constituting the entire Board of Directors of the Company) are to be elected at the Annual Meeting, each to hold office for the term specified below and until his successor is elected and qualified.

      The proxy holders will vote the proxies received by them (unless contrary instructions are noted on the proxies) for the election as directors of the following nominees, all of whom are now members of and constitute the Company's Board of Directors. If any such nominees should be unavailable, the proxy holders will vote for substitute nominees in their discretion. Stockholders may withhold the authority to vote for the election of directors or one or more of the nominees. Directors will be elected by a plurality of the votes cast. Abstentions and shares held in street name that are not voted in the election of directors will not be included in determining the number of votes cast.

                                           Nominees for Election of Directors

                                    Year
                                    Elected                 Principal Occupation
and Other
Name of Director                    Director          Age   Directorships for
Past Five Years
      (1)                             (2)                               (3)
Class I (Term expires 1999)

Douglas C. Arthur                     1997            55    Attorney-at-Law;
Dir., 1st National Corp.

Harold Morrison, Jr.                  1979            68    Chairman of the
Board, Woodstock Garage, Inc.
Secretary of the Co.                                        (an auto sales &
repair firm); Dir., 1st Virginia
                                                            Bank-BR

Zane Neff                             1976            69    Retired Manager, Hugh
Saum Co., Inc.(a hardware
Asst. Secretary of the Co.                                  and furniture store);
Dir., Crestar Bank


Class II (Term expires 2000)

Noel M. Borden                        1972            61    Pres., H. L. Borden
Lumber Co. (a retail building
Vice President                                              materials firm);
Chairman of the Board, 1st
                                                            National Corp.

Ken L. Burch                          1995            53    Farmer

Grover M. Holler, Jr.                 1952            77    Pres., Valley View,
Inc. (a real  estate
                                                            developer)

Class III (Term expires 2001)

Dick D. Bowman                         1980           69    Pres., Bowman Bros.,
Inc. (a farm equipment
Treasurer of the Co.                                        dealer); Dir., Shen.
Valley Elec. Coop.; Dir., The
                                                            Rockingham Group;
Dir., Old Dominion Electric
                                                            Coop.

Christopher E. French                  1996           40    Pres., Shenandoah
Telecommunications Co.
President                                                   & its Subsidiaries;
Dir., 1st National Corp.

James E. Zerkel II                     1985           53    Vice Pres., James E.
Zerkel, Inc. (a heating, gas,
                                                            & hardware firm),
Dir., Shen. Valley Elec. Coop.

(1) The directors who are not full-time employees of the Company were compensated in 1997 for their services on the Board and one or more of the Boards of the Company's subsidiaries at the rate of $370 per month plus $370 for each Board meeting attended. Additional compensation was paid to the Vice President, Secretary, Assistant Secretary, and Treasurer, for their services in these capacities, in the amounts of $1,360, $2,840, $1,360, and $2,840, respectively.

(2) Years shown are when first elected to the Board of the Company or the Company's predecessor,
      Shenandoah Telephone Company. Each nominee has served continuously since the year he joined the Board.

(3) Each director also serves as a director of one or more of the Company's subsidiaries.


          Standing Audit, Nominating, and Compensation Committees
                         of the Board of Directors

1. Audit Committee - The Finance Committee of the Board of Directors, consisted of the following directors: Dick
      D. Bowman (Chairman), Grover M. Holler, Jr., and Noel M. Borden. It performed a function similar to that of an Audit Committee. This committee is responsible for the employment of outside auditors and for receiving and reviewing the auditor's report. During 1997 there were two meetings of the Finance Committee. Additional business of the committee was conducted in connection with the regular Board meetings.
2. Nominating Committee - The Board of Directors does not have a standing Nominating Committee.
3. Compensation Committee - The Personnel Committee of the Board of Directors, consisted of the following directors: Noel M. Borden (Chairman), Harold Morrison, Jr., and. James E. Zerkel. This committee performed a function similar to that of a Compensation Committee. It is responsible for the wages, salaries, and benefit programs for all employees. During 1997 there were three meetings of this committee.

        Attendance of Board Members at Board and Committee Meetings

      During 1997, the Board of Directors held 14 meetings. All of the directors attended at least 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings held by all committees of the Board on which they served.

                           CERTAIN TRANSACTIONS

      In 1997, the Company received services from Mr. Morrison's company in the amount of $45,993 and from Mr. Zerkel's company in the amount of $13,803.36. Management believes that each of the companies provides these services to the Company on terms comparable to those available to the Company from other similar companies. No other director is an officer, director, employee, or owner of a significant supplier or customer of the Company.

                              STOCK OWNERSHIP

      The following table presents information relating to the beneficial ownership of the Company's outstanding shares of common stock by all directors, the president, and all directors and officers as a group.

                                 No. of Shares
Name and Address               Owned as of 2-1-98     Percent of Class
                                        (1)                  (2)
Douglas C. Arthur                       1,440                 *
      Strasburg, VA 22657
Noel M. Borden                         18,096                 *
      Strasburg, VA 22657
Dick D. Bowman                         43,744                1.16
      Edinburg, VA 22824
Ken L. Burch                           45,172                1.20
      Quicksburg, VA 22847
Christopher E. French                 137,209                3.65
      Woodstock, VA 22664
Grover M. Holler, Jr.                  70,736                1.88
      Edinburg, VA 22824
Harold Morrison, Jr.                   20,528                 *
      Woodstock, VA 22664
Zane Neff                               7,716                 *
      Edinburg, VA 22824
James E. Zerkel II                      4,498                 *
      Mt. Jackson, VA 22842

Total shares beneficially
owned by 13 directors and
officers as a group                   351,395                9.36

(1) Includes shares held by relatives and in certain trust relationships, which may be deemed to be beneficially owned by the nominees under the rules and regulations of the Securities and Exchange Commission; however, the inclusion of such shares does not constitute an admission of beneficial ownership.
(2) Asterisk indicates less than 1%.

                                               SUMMARY COMPENSATION TABLE

      The following Summary Table is furnished as to the salary and incentive payment paid by the
Company and its subsidiaries on an accrual basis during the fiscal years 1995, 1996, and 1997 to, or on behalf of, the chief executive officer and each of the next four most highly compensated executive officers who earn $100,000 or more per year.

                                                                    Long-Term
                                       Annual Compensation        Compensation

Name and Principal                          Incentive
       Other
    Position                        Year    Salary ($)   Payment ($)  Options (#)

 Compensation ($)(1)
Christopher E. French                1997    $136,491      $ 12,405      471
      $ 7,291
      President                      1996     130,612        11,013       --
        6,778
                                     1995     114,684        20,150       --
        6,329

David E. Ferguson                    1997      94,141         5,981      352
        6,647
      Vice President-                1996      91,270         6,134       --
        5,807
      Customer Service               1995      82,857        10,029       --
        5,561

(1)   Includes amounts contributed by the company under its 401(k) and Flexible
Benefits Plans, each
      of which is available to all regular company employees.

                                                   OPTION GRANTS TABLE
                                            Option Grants in Last Fiscal Year

Potential Realizable

Value at Assumed

Annual Rates of Stock

Price Appreciation for
                                 Individual Grants
Option Term
                                    % of Total
                                      Options         Exercise
                        Options      Granted to       or Base
                        Granted     Employees in       Price     Expiration
Name                    (Shares)     Fiscal Year     per Share      Date
 5% (1)    10% (1)
Christopher E. French     471            3.4%          $21.86     2/10/2002
 $2,845    $6,288
David E. Ferguson         352            2.5%           21.86     2/10/2002
  2,125     4,699

(1) In order to realize the potential value set forth, the price per share of the Company's common stock would be approximately $27.90 and $35.21, respectively, at the end of the five-year option term./TABLE

                                        OPTION EXERCISES AND YEAR END VALUE TABLE
                         Aggregated Option Exercises in Last Fiscal Year and
FY-End Option Value


    Value of Unexercised
                                                            No. of Unexercised
        in the Money
                                                                 Options/
          Options/
                                                              FY-End (Shares)
         FY-End ($)

                             Shares Acquired       Value        Exercisable/
       Exercisable/
Name                           on Exercise        Realized     Unexercisable
      Unexercisable
Christopher E. French               0                 0            0 / 471
           0 / 0
David E. Ferguson                   0                 0            0 / 352
           0 / 0

Average reported price for transactions reported to the Company during 1997 was $20.59.

RETIREMENT PLAN

      The Company maintains a noncontributory defined benefit
Retirement Plan for its employees. The following table illustrates normal retirement benefits based upon Final
Average Compensation and years of credited service. The normal retirement benefit is equal to the sum of:

      (1) 1.14% times Final Average Compensation plus 0.65% times Final Average Compensation in excess of Covered Compensation (average annual compensation with respect to which Social Security benefits would be provided at Social Security retirement age) times years of service (not greater than 30); and
      (2) 0.29% times Final Average Compensation times years of service in excess of 30 years (such excess service not to exceed 15 years).



                              Estimated Annual Pension
                              Years of Credited Service
Final Average
Compensation         15       20        25        30       35
$ 20,000        $ 3,420  $ 4,560   $ 5,700   $ 6,840  $ 7,130
  35,000          6,363    8,483    10,604    12,725   13,233
  50,000         10,390   13,853    17,317    20,780   21,505
  75,000         17,103   22,803    28,504    34,205   35,293
 100,000         23,815   31,753    39,692    47,630   49,080
 125,000         30,528   40,703    50,879    61,055   62,868
 150,000         37,240   49,653    62,067    74,480   76,655
 160,000         39,925   53,233    66,542    79,850   82,170

      Covered Compensation for those retiring in 1998 is $31,128. Final Average Compensation equals an employee's average annual compensation for the five consecutive years of credited service for which compensation was the highest. The amounts shown as estimated annual pensions were calculated on a straight-life basis assuming the employee retires in 1998. The Company did not make a contribution to the Retirement Plan in 1997, as the Plan was adequately funded. Christopher French and David Ferguson had 16 years and 30 years, respectively, of credited service under the plan as of January 1, 1998.




COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The members of the Personnel Committee of the Board of Directors of the Company perform the function of a Compensation Committee. The Committee's approach to compensation of the Company's executive officers, including the chief executive officer, is to award a total compensation package consisting of salary, incentive, and fringe benefit components. The compensation package is designed to provide a level of compensation to enable the Company to attract and retain the executive talent necessary for the long-term success of the organization. The incentive plan component of the total compensation package provides an incentive to the officers to meet or exceed certain performance objectives. The plan also places a portion of the officers' total compensation at risk in the event the Company does not achieve its objectives. The objectives include a component measuring the improvement in the level of service provided to the Company's customers and a component measuring the Company's financial performance. In 1997, the Company reached over 61 percent of its combined goals.

            Submitted by the Company's Personnel Committee:

            Noel M. Borden, Chairman
            Harold Morrison, Jr.
            James E. Zerkel II



                  FIVE-YEAR STOCKHOLDER RETURN COMPARISON

      The Securities and Exchange Commission requires that the Company include in its Proxy Statement a line graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with a performance indicator of the overall stock market and either a nationally recognized industry standard or an index of peer companies selected by the Company. The broad market index used in the graph is the NASDAQ Market Index. The S&P Telephone Index consists of the regional Bell Operating Companies, GTE, ALLTEL, and Frontier Corporation.

      The Company's stock is not listed on any national exchange nor NASDAQ; therefore, for purposes of the following graph, the value of the Company's stock, including the price at which dividends are assumed to have been reinvested, has been determined based upon the average of the prices of transactions in the Company's stock that were reported to the Company in each fiscal year.

             Comparison of Five-Year Cumulative Total Return*
               among Shenandoah Telecommunications Company,
               NASDAQ Market Index, and S&P Telephone Index

                    1992    1993   1994   1995   1996   1997

Shenandoah
Telecommunications 100.00  104.72 100.03 107.86 112.19 107.88

NASDAQ Market
Index              100.00  114.80 112.21 158.70 195.19 239.53

S&P Telephone
Index              100.00  115.49 110.71 166.78 168.45 235.22


Assumes $100 invested December 31, 1992 in Shenandoah
Telecommunications Company stock, NASDAQ Market Index, and
S&P Telephone Index

*Total return assumes reinvestment of dividends












                          EMPLOYMENT OF AUDITORS

      The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm of McGladrey and Pullen, LLP as auditors to make an examination of the accounts of the Company for the 1998 fiscal year. It is not expected that representatives of the firm will be present at the annual meeting.


                       PROPOSALS OF SECURITY HOLDERS

      Proposals of security holders to be included in management's proxy statement and form of proxy relating to next year's annual meeting must be received at the Company's principal executive offices not later than November 27, 1998.


                               OTHER MATTERS

      Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters, including any matters dealing with the conduct of the meeting.


                                 FORM 10-K

      The Company's Annual Report on Form 10-K filed with the
Securities and Exchange Commission is available to stockholders, without charge, upon request to Mr. Laurence F.
Paxton, Vice President-Finance, Shenandoah Telecommunications
Company, P. O. Box 459, Edinburg, VA 22824.


(Front)

PROXY
Shenandoah Telecommunications Company
124 South Main Street
Edinburg, VA 22824                  This proxy is solicited on
                                    behalf of the Board of
                                    Directors
____________________________________________

      The undersigned hereby appoints Christopher E. French, Noel M. Borden, and Grover M. Holler, Jr., and each of them, as Proxies with full power of substitution, to vote all common stock of Shenandoah Telecommunications Company held of record by the undersigned as of March 24, 1998, at the Annual Meeting of Stockholders to be held on April 21, 1998, and at any and all adjournments thereof.

1.  Approval of Classifying the Board of Directors into Three
   Classes
    ( ) FOR       ( ) AGAINST       ( )  ABSTAIN

    The Board of Directors unanimously recommends a vote
    "FOR" approval of classifying the Board of Directors.

2.  Election of Directors
    ( ) FOR  CLASS I  Douglas C. Arthur, Harold Morrison, Jr.
                      and Zane Neff
            CLASS II  Noel M. Borden, Ken L. Burch, and
                      Grover M. Holler, Jr.
            CLASS III Dick D. Bowman, Christopher E. French,
                      and James E. Zerkel II

To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed above.

( ) Vote Withheld for all nominees listed above

The Board of Directors unanimously recommends a vote "FOR" election of directors.

(Back)


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1
AND 2.

      Please mark, sign exactly as name appears below, date, and return this proxy card promptly, using the enclosed envelope, whether or not you plan to attend the meeting.


                              When signing as attorney, executor,
                              administrator, trustee, guardian, or
                              agent, please give full title as
                              such.  If a corporation, please sign
                              in full corporate name by president
                              or other authorized officer. If a
                              partnership, please sign in
                              partnership name by authorized
                              person.

Dated           , 1998
                              Signature
( ) I plan to attend the
    meeting
( ) Number of persons
    attending
( ) I cannot attend the       Additional Signature
    meeting                   (if held jointly)

Additional Signature (if held jointly)